UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 15, 2005
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 701-8000
(Registrant’s telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01.    Other Events

Item 9.01.    Financial Statements and Exhibits

Signatures

Exhibit Index

Press Release

Item 8.01 Other Events

     On August 15, 2005, Atlas Air Worldwide Holdings, Inc. (the “Company”) issued a press release announcing that Polar Air Cargo (“Polar”), a subsidiary of the Company, and the Air Line Pilots Association (“ALPA”), collective bargaining representative of the crewmembers employed by Polar, have been offered binding arbitration by the National Mediation Board (the “NMB”). A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     In addition, on August 16, 2005, the Company issued a further press release announcing that Polar and ALPA have been released from negotiations by the NMB into the 30-day cooling off period that must occur before either party can engage in economic self-help. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release of Atlas Air Worldwide Holdings, Inc. dated August 15, 2005.

99.2	Press release of Atlas Air Worldwide Holdings, Inc. dated August 16, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: August 17, 2005	By:		/s/ John W. Dietrich

		Name:	John W. Dietrich
		Title:	Senior Vice President, General Counsel and
Chief Human Resources Officer

EXHIBIT INDEX

99.1	Press release of Atlas Air Worldwide Holdings, Inc. dated August 15, 2005.

99.2	Press release of Atlas Air Worldwide Holdings, Inc. dated August 16, 2005.